                                 EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Lydall, Inc. (the "Corporation"), does hereby constitute and appoint Leonard R. Jaskol and John E. Hanley, and each of them singly, as his agent and attorney-in-fact to do any and all things and acts in his name and in the capacities indicated below and to execute any and all instruments for him and in his name in the capacities indicated below which said Leonard R. Jaskol and John
E. Hanley, or either of them, may deem necessary or advisable to enable the Corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the preparation and filing of the Corporation's Annual Report on Form 10-K (the "Annual Report") respecting the fiscal year ended December 31, 1995, including specifically, but not limited to, power and authority to sign for him in his name in the capacities indicated below the Annual Report and any and all amendments thereto, and each of the undersigned does hereby ratify and confirm all that said Leonard R. Jaskol and John E. Hanley, or either of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his or her name.


Leonard R. Jaskol            Chairman of the    March 13, 1996
-----------------            Board and Chief
Leonard R. Jaskol            Executive Officer



Lee A. Asseo                 Director           March 13, 1996
------------
Lee A. Asseo


Paul S. Buddenhagen          Director           March 13, 1996
-------------------
Paul S. Buddenhagen


Carole F. Butenas            Director           March 13, 1996
-----------------
Carole F. Butenas


Samuel P. Cooley             Director           March 13, 1996
----------------
Samuel P. Cooley

W. Leslie Duffy              Director           March 13, 1996
---------------
W. Leslie Duffy


William P. Lyons             Director           March 13, 1996
----------------
William P. Lyons


William J. Rankin            Director           March 13, 1996
-----------------
William J. Rankin


Joel Schiavone               Director           March 13, 1996
--------------
Joel Schiavone


Roger M. Widmann             Director           March 13, 1996
----------------
Roger M. Widmann


A. E. Wolf                   Director           March 13, 1996
----------
A. E. Wolf